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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-_____) of our report dated December 2, 1997 (except for Note 17 for which the date is December 19, 1997 and paragraph (i) of Note 2, the second paragraph of Note 4 and Note 16, for which the date is May 28, 1998) on our audit of the consolidated financial statements of Bowmar Instrument Corporation and Subsidiary. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data".




COOPERS & LYBRAND L.L.P.

Phoenix, Arizona

June 1, 1998